8 November 1996


First South Africa Corp., Ltd.
P.O. Box HM 666
Clarendon House
Church Street
Hamilton HM CX


Dear Sirs

We have acted as special legal counsel to First South Africa Corp., Ltd., in connection with its filing of a Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 (File No. 33-99180, the "Registration Statement").

We hereby consent to the reference made to us under the caption "Legal Matters" in the prospectuses contained in the Registration Statement.

Yours faithfully,



/S/CONYERS DILL & PEARMAN
-------------------------
    Conyers Dill & Pearman